[GALAXY NUTRITIONAL FOODS LOGO]



For Immediate Release:                    Contact:
October 4, 2005                           Dawn M. Robert, Investor Relations
                                          Galaxy Nutritional Foods, Inc.
                                          (407) 854-0433


       GALAXY NUTRITIONAL FOODS COMPLETES BRIDGE FINANCING TRANSACTIONS

   COMPANY RECEIVES WAIVERS FROM BANK LENDERS IN SUPPORT OF LATEST FUNDING

ORLANDO, Florida (October 4, 2005) Galaxy Nutritional Foods, Inc. (AMEX:GXY), a leading producer and marketer of nutritious plant-based dairy alternatives for the retail and foodservice markets, today announced that on September 28, 2005 the Company raised an additional $1.2 million via the issuance of unsecured promissory notes to certain institutional investors. This follows the previously disclosed receipt of $1.2 million in funding from an individual investor, which loan closed on September 12, 2005 and was evidenced by an unsecured promissory note. All of the notes pay interest monthly at 3% above the prime rate per the Federal Reserve Bank and mature June 15, 2006.

The Company also announced that Textron Financial Corporation and Beltway Capital Partners, LLC have consented to waive compliance with certain requirements under their loans to Galaxy, in order to permit the Company to enter into the above-described loans. Galaxy's previous loan from Wachovia Bank, N.A. (formerly SouthTrust Bank) was assigned to Beltway Capital Partners, LLC in September 2005.

"We are extremely pleased with the confidence that these existing shareholders have exhibited in our Company and our plan to improve profitability through a previously announced production outsourcing relationship, as evidenced in their willingness to provide approximately $2.4 million in bridge financing to fund the transition of our production and distribution activities over the next several months," stated Michael Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. "We believe this funding will be adequate to satisfy our working capital needs, as well as any non-recurring cash requirements, during the transition period."

In consideration for the aggregate $2.4 million in financing described above, the investors have received warrants to purchase up to 600,000 shares of Galaxy common stock at an exercise price equal to 95% of the lowest closing price of the common stock in the sixty (60) calendar days immediately preceding October 17, 2005. The warrants fully vest on October 17, 2005 and can be exercised on or before their expiration date of October 17, 2008.


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About Galaxy Nutritional Foods, Inc.

Galaxy Nutritional Foods(R) is the leading producer of health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. An exclusive, new and technologically advanced, safer "hot process" is used to produce these phytonutrient-enriched products, made from nature's best grains - soy, rice and oats. Veggie products are low fat and fat free (saturated fat and trans-fatty acid free), cholesterol and lactose free, are growth hormone and antibiotic free, and have more calcium, vitamins and other minerals than conventional dairy products. Because they are made with plant proteins, the products are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the healthy and natural foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods(R); Veggie(R); Veggie Nature's Alternative(TM); Veggie Slices(R); Soyco(R); Soymage(R); Wholesome Valley(R); Lite Bakery(R); and Galaxy Nutritional Foods Smart Choice Cheese Products(R). For more information, please visit Galaxy's website at: www.galaxyfoods.com. The Company is headquartered in Orlando, Florida, and its common stock trades on the American Stock Exchange under the ticker symbol "GXY".

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.


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